UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2006

Colorado Wyoming Reserve Company
(Exact name of Registrant as specified in its charter)

Wyoming	000-09482	83-0246080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

751 Horizon Court, Suite 205, Grand Junction, Colorado	81506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 255-9995

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Colorado Wyoming Reserve Company (OTC Bulletin Board: CWYR) announced today that it has acquired a 42½% interest in an additional 6,000 acres underneath and bordering its 3D Seismic Shoot in Southeast Utah.

CWYR is a 3D Seismic driven exploration and production company focused in Southeast Utah. The Company’s 3D Seismic science was confirmed in 2004 with the successful discovery of the Southwest Lisbon Field that is currently under development. The Southwest Lisbon Field is 3 miles from the Lisbon Field.

The acquisition of the 6,000 acres raises the Company’s acreage position in the area to 22,640 acres. The acquired acreage borders the Company’s 16,640-acre 3D Seismic Shoot. The Shoot covering some of the acquired 6,000 acres shows a geological similarity to the Lisbon field, 8 miles away. The Lisbon field has produced over 150 million barrels of oil equivalent since its discovery in 1960.

Additional 3D Seismic Shooting is planned for later this year and the Company anticipates 3 test wells in the area in 2007.

Commenting on the strategic importance of the acreage acquisition, Kim M. Fuerst, the Company’s President and CEO stated simply, “We like the odds…”.

A 29-page slide presentation in MS Word format is available upon request.

Additional information may be found at: www.coloradowyomingreserve.com

Contacts:

Kim Fuerst, President, Colorado Wyoming Reserve Company, Tel: 970-255-9995 Dr. Sayed, Tel: 909-438-6337
Janfra Partners LLC, Tel: 562-693-9920

Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in the future periods to differ materially from possible results. These risks and uncertainties include, among other things, volatility of oil and gas prices, product demand, market competition, imprecision of reserve estimated and the Company’s ability to replace and expand oil and gas reserves. These and other risks are described in the Company’s annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO WYOMING RESERVE COMPANY

By:	/s/ Kim M. Fuerst
Name: Kim M. Fuerst
Title: President, Chief Executive Officer and Chairman

Dated:  April 12, 2006